Exhibit 4.1

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of January     , 2010, is made and entered into by and among Solta Medical, Inc., a Delaware corporation (the “Company”), and the purchasers of the Company’s common stock, par value $0.001 per share (the “Common Stock”), who or that are signatories hereto (collectively, the “Investors”) in connection with the private placement by the Company of the Common Stock.

A. The Company has entered into a Securities Purchase Agreement with the Investors dated on or about January 7, 2010 (the “Purchase Agreement”), pursuant to which the Investors purchased an aggregate 8,529,704 shares of Common Stock and warrants to purchase up to an aggregate of 4,264,852 shares of Common Stock.

B. Pursuant to the terms of the Purchase Agreement, the Company has agreed to provide the Holders with certain registration rights with respect to (i) all of the shares of Common Stock purchased pursuant to the Purchase Agreement, (ii) all of the shares of Common Stock underlying the warrants purchased pursuant to the Purchase Agreement and (iii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”). Each holder of Registrable Securities is referred to herein as a “Holder” and collectively, the “Holders.”

NOW, THEREFORE, the Company and the Investors hereby covenant and agree as follows:

ARTICLE 1

REGISTRATION RIGHTS AND PROCEDURES

1.1 Filing of Registration Statement. Subject to the terms and conditions of this Agreement, the Company shall prepare a Registration Statement on Form S-3, or other applicable form if Form S-3 is not available or has been rescinded or replaced (the “Initial Registration Statement”), with respect to the Registrable Securities and shall file the Initial Registration Statement with the Securities and Exchange Commission (the “SEC”) as promptly as possible after the date hereof, but in any event within thirty (30) days following the Closing Date (as defined in the Purchase Agreement) (the “Filing Deadline”). The Initial Registration Statement, and any other registration statement filed pursuant to this Agreement, shall include a plan of distribution substantially in the form set forth in Exhibit A (the “Plan of Distribution”), except if otherwise directed by the Investors or required by the SEC. Notwithstanding the registration obligations set forth in this Section 1.1, if the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the SEC and/or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement to the contrary, if any written or oral guidance, comments, requirements or requests of the SEC staff (“SEC Guidance”) sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced with respect to each Holder on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders). In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement (the “Additional Registration Statements”). For purposes of this Agreement, the Filing Deadline of an Additional Registration Statement shall be the fifth (5th) trading day after the date that the Company is allowed to file such Additional Registration Statement by the SEC or SEC Guidance provided to the Company and the Initial Registration Statement, any New Registration Statement and any Additional Registration Statement may be referred to as a “Registration Statement.”

1.2 Effectiveness of Registration Statement.

(a) The Company shall use reasonable best efforts to have the Initial Registration Statement or the New Registration Statement, as the case may be, declared effective by the SEC within ninety (90) days following the Closing Date (the “Effectiveness Deadline”); provided, that if the Company is notified by the SEC that the Initial Registration Statement or the New Registration Statement, as the case may be, will not be reviewed or is no longer subject to review or comment, the Effectiveness Deadline shall be the fifth (5th) trading day following the date that the Company was so notified; provided, further, that if any Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, such Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business. Notwithstanding the foregoing and except as otherwise provided in this Agreement, the Effectiveness Deadline of any Additional Registration Statement shall be the earlier of (i) the fifth (5th) trading day following the date that the Company is notified by the SEC that the Additional Registration Statement will not be reviewed or is no longer subject to review or comment and (ii) ninety (90) days following the Filing Deadline of such Additional Registration Statement.

(b) The Company shall use reasonable best efforts, subject to Section 1.2(d) hereof, to prepare and file with the SEC such amendments and supplements to the Initial Registration Statement, the New Registration Statement and each Additional Registration Statement, as applicable, and each prospectus included in any such Registration Statement, as amended or supplemented from time to time (a “Prospectus”) used in connection therewith as may be necessary to keep each such Registration Statement effective with respect to any Registrable Securities, until the earlier of (i) the date on which all of the Registrable Securities covered by the Registration Statements have been sold by the Holders pursuant to a Registration Statement filed pursuant to this Agreement, (ii) the date on which either all of the Registrable Securities are distributed or saleable to the public without volume or manner of sale limitations pursuant to Rule 144 promulgated by the SEC under the Securities Act (or any similar provision then in effect, “Rule 144”), (iii) the second anniversary of the Closing Date (provided, however, that such two-year period will be extended for a period of time equal to the period any Investor is required to suspend sales of such Registrable Securities pursuant to the terms of this Agreement), or (iv) the date on which all of the outstanding Registrable Securities are sold to the Company (but not before the expiration of the applicable prospectus delivery requirements) (the “Effectiveness Period”).

(c) The Company shall use reasonable best efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement.

(d) Notwithstanding anything in this Agreement to the contrary, after 60 consecutive trading days of continuous effectiveness of any Registration Statement filed and declared effective pursuant to this Agreement, the Company may, by written notice to the Holders, suspend sales under such Registration Statement after the effective date thereof and/or require that the Holders immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Company’s Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain the Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Holder shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Holder is advised in writing by the Company that the current Prospectus included in the Registration Statement, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 1.2(d) may be exercised for a period of no more than 20 trading days at a time and not more than three times in any twelve-month period, without such suspension being considered as part of an Event (as defined below) determination. Immediately after the end of any suspension period under this Section 1.2(d), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Holders to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

1.3 Notification of Effectiveness. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of the Registration Statement on the same trading day that the Company telephonically confirms effectiveness with the SEC, which date of confirmation shall be the date requested for effectiveness of such Registration Statement. The Company shall, by 9:30 A.M. New York City time on the first trading day after the Effective Date, file a final Prospectus with the SEC, as required by Rule 424(b) under the Securities Act. Failure to so notify the Holders on or before the second trading day after such notification or effectiveness or failure to file a final prospectus as aforesaid shall be deemed an Event under Section 1.4.

1.4 Events. If: (i) any Registration Statement is not filed with the SEC on or prior to its applicable Filing Deadline, (ii) any Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to its applicable Effectiveness Deadline or (iii) after any Registration Statement is declared effective, (A) the Registration Statement ceases for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities included in the Registration Statement or (B) the Holders are not permitted to utilize the Prospectus to resell such Registrable Securities for any reason for more than an aggregate of twenty (20) consecutive calendar days or forty (40) calendar days (which need not be consecutive days) during any twelve (12) month period, or (iv) the Company fails to satisfy the current public information requirement pursuant to Rule 144(c)(1) as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto), (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event,” and, for purposes of clauses (i), (ii) or (iv), the date on which such Event occurs, or for purposes of clause (iii), the date on which such twenty (20) or forty (40) calendar day period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, (x) on each Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid under the Purchase Agreement for the Registrable Securities then held and registered under the applicable Registration Statement; and (y) on each monthly anniversary of each such Event Date thereof (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid under the Purchase Agreement for the Registrable Securities then held and registered under the applicable Registration Statement. It shall be a condition precedent to the obligations of the Company to pay any liquidated damages pursuant to this Section 1.4 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it. The partial liquidated damages pursuant to the terms hereof shall apply on a pro rata basis for any portion of a month prior to the cure of an Event. Notwithstanding the foregoing, the maximum payment to any Holder associated with all Events in the aggregate shall not exceed (i) in any 30-day period following an Event Date, an aggregate of 1% of the aggregate purchase price paid under the Purchase Agreement for the Registrable Securities then held and registered under a Registration Statement and (ii) 10% of the aggregate purchase price paid under the Purchase Agreement for the Registrable Securities then held and registered under a Registration Statement.

1.5 Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than four (4) trading days prior to the filing of any Registration Statement filed pursuant to this Agreement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to the Holders copies of all such documents proposed to be filed (other than those incorporated by reference). Notwithstanding the foregoing, the Company shall not be required to furnish to the Holders any prospectus supplement being prepared and filed solely to name new or additional selling securityholders unless such Holders are named in such prospectus supplement. The Company shall duly consider any comments made by Holders and received by the Company not later than three (3) trading days after the Holders have been furnished with the aforesaid documents, but shall not be required to accept any such comments to which it reasonably objects.

(b) Prepare and file with the SEC such amendments, including post-effective amendments, to any Registration Statement filed pursuant to this Agreement and any Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such Additional Registration Statements necessary in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus of any Registration Statement filed pursuant to this Agreement to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act; (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Holders as selling stockholders named in such Registration Statement but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”) with respect to each Registration Statements filed pursuant to this Agreement and the disposition of all Registrable Securities covered by such Registration Statement.

(c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) trading days prior to such filing) and (if requested by any such Holder) confirm such notice in writing no later than one (1) trading day following the day: (i)(A) when a Prospectus or any prospectus supplement (but only to the extent notice is required under Section 1.5(a)) or post-effective amendment to any Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of any Registration Statement and whenever the SEC comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as selling stockholders named in such Registration Statement or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to any Registration Statement or Prospectus or for additional information that pertains to the Holders as selling stockholders named in such Registration Statement or the Plan of Distribution; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement filed pursuant to this Agreement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding (“Proceeding”) for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding (including, without limitation, an investigation or partial Proceeding, such as a deposition), whether commenced or threatened for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in any Registration Statement filed pursuant to this Agreement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of any Registration Statement filed pursuant to this Agreement or any related Prospectus.

(d) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement filed pursuant to this Agreement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) Furnish to each Holder, without charge, at least one conformed copy of the Initial Registration Statement, any New Registration Statement or any Additional Registration Statement and each amendment thereto and all exhibits to the extent reasonably requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the EDGAR system.

(f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Holders may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by any Registration Statement filed pursuant to this Agreement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to any Registration Statement filed pursuant to this Agreement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i) Upon the occurrence of any event contemplated by Section 1.5(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to each related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no any Registration Statement filed pursuant to this Agreement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

1.6 Information.

(a) The Company shall make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant any Registration Statement filed pursuant to this Agreement, and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records of the Company (reasonably requested), the Company’s applicable corporate documents and contracts as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any Registration Statement filed pursuant to this Agreement; provided, however, that each seller of Registrable Securities agrees that information obtained by it as a result of such inspections which the Company has notified the seller in advance that the information is material and nonpublic shall not be used by it as the basis for any market transaction in the Company’s securities unless and until such information is made generally available to the public and each such seller shall cause any attorney, accountant, or agent retained by such seller or underwriter to keep confidential any such information.

(b) The Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with the Financial Industry Regulatory Authority, Inc. pursuant to FINRA Rule 5100 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing within two (2) Business Days of the request therefor.

1.7 Rule 144 Information; Maintenance of Listing Requirements. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell Registrable Securities to the public without registration, as long as any Holder owns Registrable Securities, the Company shall (i) timely file all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act or, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the

Holders and make publicly available the information specified in Rule 144(c)(2) promulgated under the Securities Act, including, without limitation, annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act, and (ii) furnish to the Holder upon request, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Holder of any rule or regulation of the SEC that permits the sale of any such Registrable Securities without registration. As long as any Holder owns any Registrable Securities, the Company shall use its reasonable best efforts to maintain the listing of the Company’s Common Stock on the Nasdaq Stock Market.

1.8 Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to the FINRA Rule 5100, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in any Registration Statement filed pursuant to this Agreement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided for in the Purchase Agreement, any legal fees or other costs of the Holders.

1.9 Underwritten Offering.

(a) If the offering is to be underwritten, the Company shall enter into any necessary agreements in connection therewith (including an underwriting agreement containing customary representations, warranties, and agreements).

(b) To the extent any Holders (“Initiating Party”) intend to distribute Registrable Securities covered by any Registration Statement filed pursuant to this Agreement in an underwritten public offering, all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the underwriter advises an Initiating Party in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Party shall so advise all holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Party, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder and to be included in the underwriting; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities, if any, including without limitation securities proposed to be registered and issued by the Company are first entirely excluded from the underwriting.

1.10 Nature of Sale. Notwithstanding any other provision of this Agreement, shares of Common Stock shall be treated as Registrable Securities only if and so long as it has not been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

ARTICLE 2

RIGHTS AND UNDERTAKINGS OF

HOLDERS OF REGISTRABLE SECURITIES

2.1 Rights of Holders. Each holder of Registrable Securities shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any of the Company’s securities as a result of exercising or refraining from exercising any such right or rights.

2.2 Suspension of Sales; Notice of Sales. If any Registrable Securities are included in a Registration Statement pursuant to the terms of this Agreement, the holder thereof will not (until further notice) effect sales thereof after receipt of written notice from the Company of the occurrence of an event specified in order to permit the Company to correct or update the Registration Statement or Prospectus.

2.3 Compliance. If any Registrable Securities are being registered in any registration pursuant to this Agreement, the holder thereof will comply with all anti-stabilization, manipulation, and similar provisions of Section 10 of the Exchange Act and any rules promulgated thereunder by the SEC and, at the Company’s request, will execute and deliver to the Company and to any underwriter participating in such offering an appropriate agreement to such effect.

2.4 Termination of Effectiveness. Following the end of the Effectiveness Period, each holder of Registrable Securities included in the Registration Statement shall discontinue sales thereof pursuant to the Registration Statement, unless such holder has received written notice from the Company of its intention to continue the effectiveness of any Registration Statement filed pursuant to this Agreement with respect to any of such securities which remain unsold.

2.5 Furnish Information. It shall be a condition precedent to the Company’s obligations to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such holder’s Registrable Securities or as the Company shall otherwise reasonably request. The obligations of the Company under this Agreement shall be suspended as to any holder of Registrable Securities unless and until such holder complies with the preceding sentence.

2.6 Underwritten Registration. No holder of Registrable Securities may participate in any registration hereunder which is underwritten unless such holder: (a) agrees to sell such holder’s securities on the basis provided in any underwriting arrangements; (b) completes and executes all customary questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; and (c) agrees to pay its pro rata share of all underwriting discounts and commissions and its own expenses (including, without limitation, counsel fees).

2.7 Delay of Registration. No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying the preparation of, or declaration of the effectiveness of, any Registration Statement initiated in accordance with the terms of this Agreement if such injunction is the result of any controversy that might arise with respect to the interpretation or implementation of these provisions.

ARTICLE 3

INDEMNIFICATION

3.1 Indemnification by the Company. The Company shall indemnify and hold harmless, with respect to any Registration Statement filed pursuant to this Agreement, to the fullest extent permitted by law, each Holder of Registrable Securities covered by such Registration Statement, as well as such Holder’s officers, directors, employees, agents, and general or limited partners (and the directors, officers, employees, and agents thereof) and each other person, if any, who controls such Holder within the meaning of the Securities Act (collectively, the “Holder Indemnified Parties”) against all losses, claims, damages, liabilities, and expenses joint or several (including reasonable fees of counsel and any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, any rule or regulation promulgated thereunder, or otherwise, insofar as such Losses (or Proceedings, whether commenced or threatened, in respect thereof) are caused by (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which such Registrable Securities were included as contemplated hereby or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, or summary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) any violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws in connection with any such registration; provided, however, that the Company shall not be liable to any Holder Indemnified Party in any such case to the extent that any such Loss (or Proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment thereof or supplement thereto or in any such preliminary, final, or summary Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder Indemnified Party relating to such Holder Indemnified Party for use in the preparation thereof; and provided further, that the Company shall not be liable to any such Holder Indemnified Party with respect to any preliminary Prospectus to the extent that any such Loss of such Holder Indemnified Party results from the fact that such Holder Indemnified Party sold Registrable Securities to a person to whom there was not timely sent or given a copy of such preliminary Prospectus (excluding documents incorporated by reference) or of the applicable Prospectus as then amended or supplemented (excluding documents incorporated by reference) if a Prospectus is required to be delivered pursuant to Rule 172 under the Securities Act and the Company previously furnished copies thereof to such Holder Indemnified Party in compliance with this Agreement and the Loss of such Holder Indemnified Party results from an untrue statement or omission of a material fact contained in such preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented). Such indemnity and reimbursement of expenses and obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of such securities by such Holder Indemnified Parties. The Company shall notify the Holders promptly of the institution, threat, or assertion of any Proceeding of which the Company is aware in connection with any Registration Statement filed pursuant to this Agreement.

3.2 Indemnification by Holders. Each Holder of Registrable Securities registered under any Registration Statement filed pursuant to this Agreement shall, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, and agents, and each person who controls the Company (within the meaning of the Securities Act) (collectively, “Company Indemnified Parties”) against all Losses to which any Company Indemnified Party may become subject under the Securities Act, the Exchange Act, any other federal law, any state or common law, or otherwise, insofar as such Losses (or Proceedings, whether commenced or threatened, in respect thereof) are caused by (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement in which such Holder’s Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final, or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and in the cases described in clauses (a) and (b) of this Section 3.2, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder relating to such Holder for use in the preparation of the documents described in such clauses (a) and (b), (c) any violation by such holder of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, and (d) with respect to any preliminary Prospectus, the fact that such Holder sold Registrable Securities to a person to whom there was not timely sent or given a copy of the Prospectus (excluding the documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if a Prospectus is required to be delivered pursuant to Rule 172 under the Securities Act and the Company has previously furnished copies thereof to such Holder in compliance with this Agreement and the Loss of such Company Indemnified Party results from an untrue statement or omission of a material fact relating to information provided by such Holder contained in such preliminary prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of Company Indemnified Parties and shall survive the transfer of such securities by such Holder. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of fraud by such Holder.

3.3 Conduct of Indemnification Proceedings. Promptly after receipt by an identified party hereunder of written notice of the commencement of any Proceeding, or threat thereof, with respect to which a claim for indemnification may be made pursuant hereto, such indemnified party shall, if a claim in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to hereunder is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which counsel shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The indemnifying party shall not be liable to an indemnified party hereunder for any legal expenses of counsel or any other expenses incurred by such indemnified party in connection with the defense thereof, unless the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any Proceeding entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (a) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery, or approval thereof and (b) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge from all liability in respect of such claim and a full release of all persons that may be entitled to or obligated to provide indemnification or contribution under this Article.

3.4 Contribution. If the indemnification provided for herein is unavailable to or insufficient to hold harmless an indemnified party hereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses (or Proceedings in respect thereof) referred to herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions, or inactions which resulted in such Losses. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, omission, action, or inaction. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any Proceeding, or threat thereof, with respect to which a claim for contribution may be made against an indemnifying party hereunder, such indemnified party shall, if a claim for contribution in respect thereto is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement thereof (if the notice specified herein has not been given with respect to such Proceeding); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party hereunder, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. The parties hereto agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method of allocation which does not take account of equitable considerations referred to herein. In no event shall the liability of any Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation, except in the case of fraud by such Holder.

If indemnification is available hereunder, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided herein, without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for herein. The provisions hereof shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of securities by any such party.

ARTICLE 4

MISCELLANEOUS

4.1 No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not enter into any agreement that permits other securities of the Company to be registered on any Registration Statement filed pursuant to this Agreement. The Company shall not file with the SEC a registration statement relating to an offering for its own account under the Securities Act of any of its equity securities other than a registration statement on Form S-8 or, in connection with an acquisition, on Form S-4 until the earlier of (i) the date that is thirty (30) days after all of the Registrable Securities have been registered on an effective Registration Statement or (ii) the date that all Registrable Securities are eligible for resale by non-affiliates without volume or manner of sale restrictions under Rule 144 and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144.

4.2 Assignment; Successors and Assigns. This Agreement and all provisions thereof shall be binding upon, inure to the benefit of, and are enforceable by the parties hereto and their respective successors and permitted assigns. An Investor may assign its rights hereunder to any permitted transferee of all or any portion of the Registrable Securities, provided, that (a) the Company is furnished with written notice of the name and address of the assignee and the securities with respect to which such rights are being assigned and (b) the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder’s claim to any rights hereunder. This Agreement may not be assigned by the Company.

4.3 Notices. All notices, requests, and other communications hereunder shall be in writing and will be deemed to have been duly given and received (a) when personally delivered, (b) when sent by facsimile upon confirmation of receipt, (c) one business day after the day on which the same has been delivered prepaid to a nationally recognized courier service, or (d) five business days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed as follows:

(a) if to the Company, then at Solta Medical, Inc., 25881 Industrial Blvd., Hayward, CA 94545, Attn: Chief Executive Officer, facsimile number: (510) 786-6880, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Rd., Palo Alto, CA 94304, Attn: Chris F. Fennell, Esq., facsimile number: (650) 493-6811; or

(b) if addressed to a Holder, then at the address and facsimile number for such Investor set forth in the Purchase Agreement and otherwise contained in the Company’s books and records.

A Holder or the Company may agree in writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures reasonably approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Any party hereto from time to time may change its address, facsimile number, or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

4.4 Public Announcements. Except as otherwise required by law, an Investor shall not issue any press release or make any other public announcement with respect to the transactions contemplated hereby without the approval of the Company, which approval shall not be unreasonably withheld or delayed.

4.5 Governing Law; Jurisdiction.

(a) This Agreement, and the provisions, rights, obligations, and conditions set forth herein, and the legal relations between the parties hereto, including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of law provisions.

(b) Any and all disputes arising out of, or in connection with, the interpretation, performance, or nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement and/or the relationship between the parties shall be litigated solely and exclusively before the United States District Court for the Northern District of California. The parties consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C. § 1404 or 1406 (or any successor statute).

4.6 Third-Party Beneficiaries. Except as set forth in Article 3, this Agreement shall not confer any rights or remedies upon any person other than the Investors and the other parties hereto and their respective successors and permitted assigns.

4.7 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid, or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

4.8 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

4.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

4.10 Entire Agreement. This Agreement embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

4.11 Amendment; Waiver. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning more than fifty percent (50%) of the then outstanding Registrable Securities. Notwithstanding the foregoing, any amendment, modification, supplement, waiver or consent to or departure from the provisions hereof which (i) affects the rights of a Holder in any manner which is different than that of any other Holder, (ii) adversely affects a Holder’s indemnification rights or obligations hereunder, (iii) relates to Section 1.7, or

(iv) relates to the provisions of this Section 4.11, shall require the prior written consent of each such Holder. In the event that this Agreement is amended without the written consent of all Holders, then the Company shall deliver a copy of such amendment to all Holders that did not so consent no later than two (2) trading days following the effective date of any such amendment.

4.12 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by the undersigned, thereto duly authorized, as of the date first set forth above.

SOLTA MEDICAL, INC.

By:
Name:	Stephen J. Fanning
Title:	Chairman, CEO & President

INVESTORS:

By:		(signature)

Name:		(printed name)

Title:	Managing Member

Address:

Facsimile No:
E-mail Address:

EXHIBIT A

PLAN OF DISTRIBUTION

The selling stockholders may resell or redistribute the securities listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive securities from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling stockholders” in this prospectus. The selling stockholders may sell the shares being offered from time to time in one or more transactions:

•	on the Nasdaq Global Market or otherwise;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through broker-dealers, who may act as agents or principals;

•	through one or more underwriters on a firm commitment or best efforts basis;

•	through the writing of options on shares, whether the options are listed on an options exchange or otherwise;

•	a combination of such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also transfer the securities by gift. We do not know of any current arrangements by the selling stockholders for the sale or distribution of any of the securities.

The selling stockholders also may sell the shares pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule. The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers. The broker-dealers may act as agents or principals. The broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares. The compensation of any particular broker-dealer may be in excess of customary commissions. Because the selling stockholders and broker-dealers that participate with the selling stockholders in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s securities will otherwise remain unchanged.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

We will bear all costs, expenses and fees in connection with the registration of the shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders and their respective officers, directors, employees, agents and representatives, and each other person who may be subject to liability because of his, her or its connection with the selling stockholder, against specified liabilities, including liabilities under the federal securities laws. The selling stockholders have agreed to indemnify us, our officers, directors, employees, agents and representatives and each other person subject to liability because of his, her or its connection with us, against specified liabilities arising from information provided by the selling stockholder for use in this prospectus, including liabilities under the federal securities laws.

The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act, and to keep the registration statement of which this prospectus is a part effective, as to any selling stockholder, until such time as all of the shares of common stock held by such selling stockholder registered under the registration statement of which this prospectus is a part can be sold in any one day, without registration, in compliance with Rule 144 of the Securities Act. Other than underwriting discounts and commissions, if any, we have agreed to bear all reasonable expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders.

Upon notification to us by a selling stockholder that any material arrangement has been entered into with broker-dealers for the sale or purchase of shares, we will file a supplement to this prospectus, if required, disclosing:

•	the name of the participating broker-dealers, underwriters or agents;

•	the number of shares involved;

•	the price at which such shares were sold;

•	the public offering price;

•	the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

•	the fees or other items constituting compensation to underwriter, agents or broker-dealers with respect to a particular transaction, where applicable; and

•	other facts material to the transaction.